UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2025, Applied Digital Corporation (“APLD,” or the “Company”), through its indirect, wholly-owned subsidiaries, closed on its investment partnership with entities managed by Macquarie Asset Management (“MAM”), previously disclosed on January 13, 2025, subject to the modifications and terms described below.

Unit Purchase Agreement

As previously disclosed, on January 13, 2025, the Company and APLD HPC Holdings LLC (formerly, APLD ELN-02 Holdings LLC), an indirect wholly-owned subsidiary of the Company (“TopCo 1”) entered into a Unit Purchase Agreement (the “UPA”) with MIP VI HPC Holdings, LLC, an affiliate of MAM. On February 11, 2025, ELN-02 Holdings novated and assigned its rights, title and interests and duties, liabilities and obligations under the UPA to APLD HPC TopCo LLC, an indirect wholly-owned subsidiary of the Company (“TopCo 1”).

On October 3, 2025, the Company, TopCo 1, APLD HPC TopCo 2 LLC, an indirect wholly-owned subsidiary of the Company (the “Subsidiary Issuer”), and MIP HPC Holdings, LLC (formerly MIP VI HPC Holdings, LLC) (the “Purchaser”) entered into an Amended and Restated Unit Purchase Agreement (the “A&R UPA”). As part of the transactions contemplated by the A&R UPA, TopCo 1 assigned its rights and obligations under the A&R UPA to the Subsidiary Issuer. Pursuant to the terms of the A&R UPA, the Subsidiary Issuer agreed to sell to the Purchaser at the Initial Closing (as defined in the A&R UPA), 112,500 Preferred Units in the Subsidiary Issuer (the “Initial Preferred Units”) at a price per Preferred Unit of $1,000, for an aggregate purchase price of $112.5 million, and for no additional consideration, the Subsidiary Issuer agreed to issue to the Purchaser such number of Common Units of the Subsidiary Issuer representing, in the aggregate, seven and a half percent (7.5%) of the fully diluted common equity of the Subsidiary Issuer as of immediately following the Initial Closing (the “Initial Common Units”). The Initial Common Units are issued by the Subsidiary Issuer and not by APLD, and are not convertible, exchangeable or exercisable for any of the Company’s equity securities. The Initial Closing was conditioned upon, among other things, the Subsidiary Issuer (or an Affiliate thereof) entering into the Company’s previously disclosed lease with a hyperscaler for the first 100 MW data center located at the Company’s 400 MW Ellendale, North Dakota datacenter campus (“Polaris Forge 1”), as well as the parties finalizing and executing a limited liability company agreement for the Subsidiary Issuer (the “A&R LLCA”).

On October 6, 2025, all conditions to the Initial Closing were satisfied and the Initial Closing occurred in accordance with the terms of the A&R UPA. Additionally, in connection with the Initial Closing, the Purchaser and APLD Holdings 2 LLC, an indirect wholly-owned subsidiary of the Company (“APLD Holdings”), entered into the A&R LLCA, which sets forth the following principal terms:

●	The Purchaser has the right to invest an additional $337.5 million to fund the development of additional phases of the Polaris Forge 1, in two tranches of $168.75 million each, following the Subsidiary Issuer’s completion of specified debt financings and satisfaction of other conditions set forth in the A&R UPA, which, when combined with the $112.5 million funded at the Initial Closing, comprises a total potential investment of $450 million. The Company, through its subsidiaries, including among others, APLD Holdings, has funded equity contributions in respect of the Polaris Forge 1 in excess of $990 million as of September 30, 2025.

●	From the Initial Closing until April 6, 2028, subject to the satisfaction of certain conditions, the Company will conduct its development activities for high-performance computing (“HPC”) data center projects outside of the Subsidiary Issuer through one or more other subsidiaries. During that period, APLD Holdings is required to keep the Purchaser informed of, and offer the Purchaser the opportunity to invest in, all such activities. If the Purchaser accepts any such opportunities, the project will be contributed to the Subsidiary Issuer for no additional consideration to APLD Holdings, and the Purchaser will have the right to invest in such project at the rate of $2.25 million per MW of capacity, up to an aggregate of $4.55 billion across all such projects, for a total investment inclusive of the Polaris Forge 1 of $5.0 billion. APLD Holdings will be required to fund its portion of the equity to the Subsidiary Issuer for the applicable project at the rate of $750,000 per MW of capacity (less any equity capital previously invested in the project by the Company or any of its subsidiaries). With respect to each such investment, the Purchaser will be entitled to receive Preferred Units at a price per Preferred Unit of $1,000 (subject to customary adjustments), and for no additional consideration, such number of Common Units of the Subsidiary Issuer that allows the Purchaser, at all times, to hold up to a specified percentage of the Subsidiary Issuer’s outstanding Common Units, determined by a formula based on the Purchaser’s total equity contributions to the Subsidiary Issuer and the total number of MW’s of capacity for all projects, but in any event not to exceed fifteen (15%). If the Purchaser declines to accept any project opportunity, then the Company will be entitled to pursue the development of that project independent of the Subsidiary Issuer and the Purchaser.

●	If prior to April 6, 2028, (i) the Purchaser invests in more than 200 MW of the Subsidiary Issuer’s future HPC datacenter development projects with certain specified customers who maintain an investment grade credit rating or (ii) the tenant of the Polaris Forge 1 leases becomes and maintains an investment grade credit rating for a 12-consecutive month period, the Purchaser will be required to make additional equity contributions with respect to the Polaris Forge 1 at the investment rate of $625,000 per MW of capacity of the Polaris Forge 1 for which the Purchaser has invested, not to exceed an aggregate of $250 million. If fully funded, this would bring the Purchaser’s investment in the Polaris Forge 1 to $700 million. With respect to each such incremental equity contribution, the Purchaser will be entitled to receive Preferred Units and Common Units on the same terms described above for its investment in additional HPC data center projects, but in no event will the Purchaser’s aggregate percentage ownership of Common Units of the Subsidiary Issuer exceed 15% as a result of these incremental investments.

●	The Preferred Units accrue dividends at a rate of 12.75% per annum, which accrue daily and compound semi-annually, and which, if not redeemed by then, will increase by 87.5 basis points on each of October 7, 2030 and October 7, 2031, and by 200 basis points on October 7, 2035 and each one-year anniversary thereof, up to a maximum rate of 16.75%. The dividend rate will be further increased (i) by the amount that the weighted average all-in annual interest rate on certain indebtedness exceeds 8.75% per annum for so long as such indebtedness is outstanding and (ii) for so long as certain significant events of default or other “trigger events” under the A&R LLCA remain uncured, by 200 basis points per annum. Subject to limited exceptions, the dividends are payable (i) from the Initial Closing through October 6, 2035, at the Subsidiary Issuer’s election, either in cash or in kind, and (ii) after October 6, 2035, in cash only.

●	The Preferred Units carry a minimum 1.80x multiple of invested capital liquidation preference, inclusive of the value of the Common Units; provided, that (x) in connection with an initial public offering or a drag-along sale in which the sellers receive highly liquid securities, the minimum multiple of invested capital increases to 2.00x and (y) with respect to any additional equity contributions with respect to the Polaris Forge 1 (other than pursuant to the Additional Closings under the A&R UPA), the then applicable minimum multiple of invested capital will be reduced by an amount that reflects the time between when the Purchaser first committed to make the investment and when the actual contribution is made, calculated as interest at a fixed annual rate of 12.75%, accruing daily, on the amount of such additional equity contribution for such period.

●	The Preferred Units and the Common Units are redeemable after April 6, 2028, in exchange for: (i) from April 6, 2028 up to October 6, 2029, the sum of (x) the applicable minimum multiple of invested capital, plus (y) 120% of the fair market value of such Common Unit(s); (ii) from October 6, 2029 up to October 6, 2030, the sum of (x) the applicable minimum multiple of invested capital, plus (y) 112.5% of the fair market value of such Common Unit(s); and (iii) from and after October 6, 2030, the greater of (x) the accreted amount, plus any accrued and unpaid dividend, plus the fair market value of such Common Units, plus certain indemnity payments by the Subsidiary Issuer for breaches of business representations of the Subsidiary Issuer under the A&R UPA, if any, and (y) the applicable multiple of invested capital minus certain indemnity payments by the Company for breaches of fundamental representations of the Company under the A&R UPA (such greater amount, the “Liquidation Preference Amount”).

●	If the Preferred Units and Common Units are outstanding on October 6, 2032, or if certain trigger events occurs and are not cured within specified time periods, the Purchaser may require the Subsidiary Issuer to commence a customary marketed sale process managed by an independent investment bank, where the proceeds of any such sale are to be used to redeem the Preferred Units and the Common Units on the terms set forth above.

●	Distributions of available excess cash will be made in accordance with a multi-tiered waterfall, generally as follows: (i) first, to the Purchaser, to pay certain specified losses under the A&R UPA, if any; (ii) second, to the Purchaser, to pay any accrued but unpaid dividends on its Preferred Units; (iii) third, to the Purchaser, until it has received its Liquidation Preference Amount; and (iv) fourth, to the holders of Common Units, pro rata in accordance with the number of Common Units held by them. The waterfall is subject to certain adjustments and priorities as set forth in the A&R LLCA, including the payment to APLD Holdings of certain project completion, refinancing and excess funding distributions and the payment of certain tax distributions. In certain circumstances, distributions are subject to the prior consent of the Purchaser, but not with respect to the payment of distributable cash generated by the Polaris Forge 1 or tax distributions. All such distributions are expected to be subject to, and limited by, restrictions in any project finance or other similar credit agreements.

The A&R LLCA also provides for customary step-in rights, governance and management rights, pre-emptive rights, information rights, drag-along rights, co-sale rights, transfer restrictions, including rights of first offer and refusal, in favor of each of the members thereunder. The A&R LLCA also provides that if certain financial criteria are met, APLD Holdings and the Purchaser will work in good faith to implement a management incentive plan to support employees and other service providers of the Subsidiary Issuer. The A&R LLCA also provides for the mandatory redemption of the Preferred Units and Common Units at the Liquidation Preference Amount upon the sale of the Company, if the Subsidiary Issuer comprises at least 80% of the value of the Company in such sale.

Proceeds received by the Subsidiary Issuer at the closings under the A&R UPA are to be used, among other things, to pay Transaction Expenses (as defined in the A&R UPA), to fund the Escrow Account (as defined in the A&R LLCA) and to fund construction costs of the Specified HPC Assets (as defined in the A&R UPA) and any other capital, general, administrative or operating expenses of the Subsidiary Issuer and its Subsidiaries, pursuant to the A&R LLCA.

The A&R UPA contains customary representations, warranties and covenants, including, among others, indemnification by the Company and the Subsidiary Issuer and a ‘no shop’ clause, and certain termination rights of the parties.

The A&R UPA also provides for the Company and the Subsidiary Issuer to carry out phases of an internal restructuring to segregate the Company’s HPC Business Segment’s assets and liabilities before each of the Initial Closing, the First Additional Closing and the Second Additional Closing (the “Pre-Closing Restructuring”). Concurrently with the Initial Closing, the parties entered into a corporate services agreement between the Company and the Subsidiary Issuer.

Northland Capital Markets acted as sole placement agent to the Company. Lowenstein Sandler LLP acted as counsel to the Company, and Simpson Thacher & Bartlett LLP acted as counsel to MAM.

Warrants & Registration Rights Agreement

In addition, pursuant to the A&R UPA, on October 6, 2025, the Company issued to the designated affiliates of the Purchaser, warrants to purchase an aggregate of 2,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) at the exercise price of $8.29 per share, a form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference (the “Warrants”). The Warrants will become exercisable upon the Purchaser funding the full $450 million in Polaris Forge 1 (unless a lower dollar amount is otherwise mutually agreed in writing by the Purchaser and the Company).

Also on October 6, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement registering the resale of the Common Shares issuable upon exercise of the Warrants within 60 days of the execution of the Registration Rights Agreement.

The foregoing descriptions of the A&R UPA, A&R LLCA, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to each of the foregoing filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Warrants and the underlying Common Shares is incorporated by reference herein in its entirety.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Shares, nor shall there be an offer, solicitation or sale of the Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01 Other Events.

Press Release

On October 7, 2025, the Company issued a press release announcing the closing of the transactions contemplated by the A&R UPA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “demonstrates,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding current and future campus development, (ii) statements about the HPC industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers and current and potential customers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Polaris Forge 1 data centers; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to AI and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund ongoing and future data center construction and operations; our ability to obtain financing of the lease agreements on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the lease agreements; our ability to timely and successfully build hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of project and other financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
10.1*	Amended and Restated Unit Purchase Agreement, dated October 3, 2025, by and among Applied Digital Corporation, APLD HPC TopCo LLC, APLD HPC TopCo 2 LLC and MIP HPC Holdings, LLC.
10.2*†	Amended and Restated Limited Liability Company Agreement of APLD HPC Topco 2 LLC, dated October 6, 2025, by and among APLD Holdings 2 LLC and MIP HPC Holdings, LLC, and solely for limited purposes as set forth therein, Macquarie Infrastructure Partners VI SCSp, Macquarie Infrastructure Partners VI, L.P. and Applied Digital Corporation
10.3	Registration Rights Agreement, dated October 6, 2025, by and between Applied Digital Corporation, MIP VI DC REIT AIV, L.P. and MIP VI REIT AIV, L.P.
99.1	Press Release, dated October 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

† Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date:	October 9, 2025	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer